UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2025

SailPoint, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-42522	88-2001765
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11120 Four Points Drive, Suite 100     78726
Austin, Texas             (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 346-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SAIL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2025, Kristin Weston notified SailPoint, Inc. (the “Company”) of her decision to resign from the board of directors of the Company (the “Board”), including in her capacity as Chair of the Board, effective as of October 31, 2025. Ms. Weston’s decision to resign from the Board was not due to any disagreement with the Company, including with respect to any matters relating to the Company’s operations, policies, or practices.

Pursuant to its rights under the Director Designation Agreement, dated February 12, 2025 (the “Director Designation Agreement”), between the Company and certain funds associated with Thoma Bravo, L.P. named therein (such funds, “Thoma Bravo”), on September 23, 2025, Thoma Bravo designated Nabil Hamade to fill the vacancy on the Board to be created by Ms. Weston’s resignation, and Mr. Hamade will join the Board on October 31, 2025. Mr. Hamade is not currently expected to be appointed to any committees of the Board.

In connection with Mr. Hamade’s appointment to the Board, he will enter into an indemnification agreement with the Company in the same form that the Company has entered into with its other directors, which provide the directors with contractual rights to indemnification, expense advancement, and reimbursement to the fullest extent permitted under the Delaware General Corporation Law. Mr. Hamade is not expected to receive any compensation for service on the Board.

There are no current or proposed transactions in which Mr. Hamade has or will have a direct or indirect material interest and in which the Company is or will be a participant that require disclosure pursuant to Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Hamade and any other person pursuant to which he was appointed as a director, other than the Director Designation Agreement. For a description of the Director Designation Agreement, please see “Related Party Transactions — Director Designation Agreement” in Part III, Item 13 of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025, which was filed with the Securities and Exchange Commission on March 27, 2025.

Item 7.01 Regulation FD Disclosure.

The Company currently expects that William Bock, a current member of the Board and the Chair of its Audit Committee, will be appointed as the next Chair of the Board upon Ms. Weston’s departure on October 31, 2025. Mr. Bock previously served on the board of directors of SailPoint Technologies Holdings, Inc. from prior to its initial public offering, including as its chair from 2018, until it was taken private by Thoma Bravo in August 2022.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAILPOINT, INC.

Date: September 24, 2025	By:	/s/ Chris Schmitt
	Name:	Chris Schmitt
	Title:	EVP, General Counsel